UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 28, 2010

REBORNNE (USA) INC.
(Exact name of registrant as specified in its charter)

Florida	001-32690	90-0515106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 23, 120 Albert Street Auckland City, Auckland, New Zealand 1010
(Address of principal executive offices) (Zip Code)

(+0064) 9-909-8886
 (Registrant’s telephone number, including area code)

–––––––––––––––– Copies to: Gregg E. Jaclin, Esq. Yarona Y. Liang, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the current report on Form 8-K (this “Amendment”) of Rebornne (USA), Inc. (the “Company”), amends the Company’s current report for the reporting date of May 28, 2010 (the “Form 8-K”), which was filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2010.  Except as stated herein, this Amendment does not reflect any subsequent events occurred after the original filing date of the Form 8-K.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference.  The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01. Entry into a Material Definitive Agreement.

As more fully described in Item 2.01 below, we acquired a company that is in the business of producing and selling dairy products in accordance with a Share Exchange Agreement dated May 28, 2010 (the “Exchange Agreement”) by and among Rebornne (USA), Inc., a Florida Corporation, (“we,” “Rebornne US,” or the “Company”), Rebornne New Zealand Limited, a New Zealand Corporation, (“Rebornne NZ”) and the shareholders of Rebornne NZ (the “Rebornne NZ Shareholders”).  The closing of the transaction (the “Closing”) took place on May 28, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “Interests”) of Rebornne NZ from the Rebornne NZ Shareholders; and the Rebornne NZ Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the Rebornne NZ Shareholders, their designees or assigns, 26,546,997 shares (the “Exchange Shares”) or 92.2% of the shares of common stock of the Company issued and outstanding after the Closing (the “Share Exchange”).

Pursuant to the Exchange Agreement, Rebornne NZ became a wholly-owned subsidiary of the Company. The directors of the Company have approved the Exchange Agreement and the transactions contemplated thereunder.

A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01, on May 28, 2010, the Company completed the acquisition of Rebornne NZ, a company that is in the business of producing, marketing, and selling dairy products.

CLOSING OF EXCHANGE AGREEMENT

On May 28, 2010, we entered into the Exchange Agreement by and among the Company, Rebornne NZ, and the Rebornne NZ Shareholders. The Closing took place on May 28, 2010. On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares of Rebornne NZ from the Rebornne NZ Shareholders; and the Rebornne NZ Shareholders transferred and contributed all of their Interests to us. In exchange, we issued an aggregate of 26,546,997 shares (the “Shares Component”) of common stock to the Rebornne NZ Shareholders, their designees or assigns, which totals 92.2% of the Company’s issued and outstanding shares on a fully diluted bases as of and immediately after the Closing of the Share Exchange.  Following the Share Exchange there are 28,800,000 shares of common stock issued and outstanding.

The directors of the Company and Rebornne NZ have approved the transactions contemplated under the Exchange Agreement. Dairy Global remains the sole director and officer of the Company.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) immediately before the completion of the Share Exchange.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange, with such information reflecting the Company and its securities upon consummation of the Share Exchange.

BUSINESS

Overview

Rebornne NZ was incorporated in Auckland, New Zealand in 2001 by its sole shareholder and owner Dairy Global.  Rebornne NZ is a growing dairy product company in New Zealand with subsidiaries in the People’s Republic of China (PRC). We produce, market, and sell our products under the “Rebornne” brand name. We focus on selling New Zealand produced colostrums and infant formula products in China, which included both premium and a more affordable series, targeted towards the general masses. In order to sell our products, we have established an extensive sales and distribution network nationwide, covering a total of 9,000 (increasing) sale locations throughout China.

Historical Sales and Income Summary

	3/31/2010	3/31/2009
Revenues
Sales	$4,738,528	$5,425,617
Cost of Goods Sold	2,329,061	2,244,248
Gross Profit	2,409,467	3,181,369
Net Income	$334,573	$1,634,128

Organization and Subsidiaries

We are a New Zealand holding company which conducts business in both New Zealand and in China through our PRC subsidiaries. The New Zealand company operates as a base of administration, including powder purchasing from New Zealand sources and transport.
Our business is conducted through our New Zealand company and our Chinese subsidiaries:

•
Rebornne New Zealand Limited, located in Auckland, New Zealand, was established in late 2001 and is engaged in administration, purchasing of powder from New Zealand, and shipping of premium milk powder to China.

•
Rebornne (Guangzhou) Dairy Company, located in Guangzhou, China, was established in 10th July 2006 and is engaged in packing, blending of milk powders and various ingredients purchased from sources including New Zealand, United States and Australia. It also serves as the base of marketing, administration, distribution and customer service within the Chinese Guangdong region.

•	Rebornne (Shenzhen) Dairy Company, located in Shenzhen, China, handles marketing, sales, promotion, customer service and administrative functions in the nearby provinces.

The chart below depicts our corporate structure:
Our two wholly owned PRC subsidiaries, Rebornne (Guangzhou) Dairy Company and Rebornne (Shenzhen) Dairy Company, are wholly foreign owed entities (the “WFOE”) in China, wholly owned by our subsidiaries Rebornne New Zealand Limited. In China, the WFOE is incorporated under the Wholly Foreign-Owned Enterprise Law, Catalogue for the Guidance of Foreign Investment Industries (Amended in 2007) and other related laws and regulations. Our above two PRC subsidiaries were approved at the time of their incorporations under the above mentioned laws and regulations, including the tax filing requirements for wholly foreign owned companies in China, and there is no investment restriction or limits for foreign companies to engage in the milk powder formula industry in China.

Products and Services

Rebornne NZ is a producer of colostrums, milk powder and energy drinks in the PRC. Throughout our sales network with currently 51 dealers, our products are sold in more than 9,000 sales locations, including GuangZhou, HaiKou, SanYa, MaoMing, JieYang, NanNing, SiChuan, HuNan, SuZhou, HangZhou, NingBo, ShangHai, BeiJing, DaLian, ChangChun, JiuJiang, QingDao, TengZhou, NanChang, ZhengZhou, XiAn, and WenZhou.

All of our products are marketed under the same brand: Rebornne. We began using this brand name for our colostrums as early as 2002. The Rebornne name has been associated with our infant milk powders since 2006.

Colostrum milk powders

In early 2002, we began selling colostrum milk powder produced and packaged in New Zealand under the brand “Rebornne”. These products are made by a contract dairy manufacturer, being marketed as a premium product and used as a nutritional supplement, suitable for babies, children, pregnant or post-birth women and other adults.

There is considerable market demand for colostrums from New Zealand, as they are considered as a valuable product in China. Based on the following web link, the Colostrums is very popular in China and other countries. The link showed an experience of a supplement products exporter story and his point of view: http://www.nzherald.co.nz/business/news/article.cfm?c_id=3&objectid=10535511 .

Infant Milk Powder Formulas

The milk powder market is one of the most lucrative segments in the dairy market. Based on the statistics from the China Custom and Border Office in the year as of September 2010, the imported dairy products (including the milk powder) from foreign countries to China kept increasing.  Research have showed that, the biggest cities in China i.e. Shanghai, Beijing and Guangzhou, more than 80% population in these cities choose to consume imported infant milk powder formula rather than domestic products and imported infant formula is getting more popular than China domestic products.   According to the New Zealand National Statistic Office national statistical office, as of March 2011, there was a largest increase in exports in the milk powder products to foreign countries.  There were examples of companies in New Zealand engaging in baby milk powder products exportation to Asia making high profits. The link provided is a view of colostrums which is a considerable market in New Zealand http://www.nzherald.co.nz/business/news/article.cfm?c_id=3&objectid=10582412 and the milk powder is considered one of the biggest export commodities in New Zealand.

Apart from colostrums, all of our current milk powders are designed specifically for infants and young children. Currently, there are two lines of infant milk powders; Rebornne New Zealand Gold Series and Rebornne Domestic Gold Series. A third major series, QQ Care, will commence production on late 2011 in Guangzhou at the earliest. Rebornne New Zealand Gold Series is the high end series, produced and packed in New Zealand, whereas the QQ Care and Domestic Gold series targets the middle-priced market. Each of our product series uses different formulations and packaging designs, despite having the same branding. However, all products are designed to suit nutritional requirements and promote growth of the baby or toddler at its developmental stage. In order to develop appropriate formulations to suit nutritional needs, we have devoted resources to product development, and emphasize on quality and nutrition. Our product portfolio is consistently adjusted and improved, and capital is spent on upgrading product lines, allowing new products to be introduced, and increase our production capability to meet market demands. The pricing, packaging design is also updated periodically to meet consumer expectations. For example, all currently available milk powder series are available in 900g packs in metal cans. In addition, new 500g packs in metal cans will be available in The Domestic Gold series by August 2010.

Our milk powder products include:

•
Milk powder formula for infants aged 0 – 6 months old – it is specially designed as a substitute for breast milk, to provide nutrients such as calcium, phosphorus, bioactives, and more than 20 different nutrients and minerals necessary for healthy growth and development.

•
Milk powder formula for babies 6 – 12 months old – it is specifically designed to provide all the necessary nutrients for babies in that age, optimising their growth and development of the brain and body. The formulation remains similar to the compositions of breast milk.

•	Milk powder formula for toddlers 1 – 3 years old – it is a dairy-based nutritional supplement important for the continuous brain and body development.

•	Milk powder formula for children 3 – 12 years old – it is a dairy-based nutritional supplement important for the continuous growth and development of a child.

Planned future products

We plan to introduce several milk powder products in the future including:

•
The QQ Care series, specially designed for infants and young children from birth to 12 years old. The products are designed to provide good nutrition for the growth and development suitable for their age group. Novel ingredients such as prebiotics, probiotics, and nucleotides are incorporated into particular products. These are targeted toward the middle-priced market in China. Milk powders of the products will be sourced mainly from New Zealand, Australia or the United States. Planned production will commence on late 2011, at the Guangzhou factory.

•
Adult milk powder-series. Multi-dimensional formula for pregnant women and breast-feeding mothers, these will be designed to supplement the women with nutrition needed to ensure good health of the infant and mother. Planned production will commence on early 2012.

•
High calcium and sugar-free milk powder for mature and elderly individuals. These will be marketed as a nutritional supplement, enriched with calcium which prevents osteoporosis of elderly consumers. Planned production will commence on late 2012.

In addition to milk powder products, we also plan to produce Protein Powder specially designed for women, Grain Powder, and Rice Powder to use as a nutritional supplement. These products will all be manufactured under the brand name “Rebornne”, at the Guangzhou factory. We have also formulated an ‘Energy Drink’ to tailor to local taste, and production will begin from the end of 2010.

Market Summary

The dairy industry in China is a fast growing industry with increasing marketing demands. The Chinese government understands that the consumption of dairy products improves the health, diet and well-being of the Chinese people, and recognizes its importance towards its domestic agricultural industry.

Raw Materials and Suppliers

Our business depends on maintaining a regular and adequate supply of high-quality raw materials. A key ingredient for our powdered formulas is high-quality raw milk. For our Domestic Gold Infant Formula Series produced in Guangzhou, we currently source the majority of milk powder from New Zealand, Australia and the United States. The imported milk powder is purchased in bulk (25kg bags). We generally negotiate the prices for each separate purchase on spot and do not sign long term contracts with our suppliers. In New Zealand, milk powder is purchased by our agent, Sutton Group, from Fonterra. The foreign milk powder sources ensure that the milk used is of high quality, without the presence of harmful adulterants such as melamine.

Whey protein powder is the other key ingredient used in the production of our powdered infant formula products and our other dairy-based products. Like all powdered milk producers, we use whey protein powder as the active ingredient to help reconstituted dairy-based formula to mimic the consistency of breast milk, which can constitute as much as 40.0% of the final powdered infant formula product by weight. Whey protein powder is a byproduct of cheese-making processes, and is difficult and costly to produce as a stand-alone product. Our New Zealand Gold Series uses whey powder produced from New Zealand. For our Domestic Gold Series, we obtain whey protein powder in volume from overseas sources (eg: France), as China is not a large consumer or producer of cheese and cheese products. Based on our experience, prices of milk powder and whey protein powder can fluctuate over relatively short periods of time depending on market conditions. We carefully monitor price movements and makes major purchases at times when prices are low, subject to projected customer order flow and other factors.

Many of our powdered milk products, including our powdered infant formulas, also include additives such as DHA and ARA fatty acids and other nutritional additives. DHA and ARA fatty acids are long-chain poly-unsaturated fatty acids found in breast milk that are believed to aid in the development of an infant’s brain, eyes and nervous system. Studies have suggested that DHA and ARA fortification can replicate some of the nutritional benefits of breast milk in infant formulas. Currently the DHA and ARA powders of our New Zealand Gold Series products are manufactured, and added within New Zealand, whereas we purchase these powders from foreign countries for our Domestic Gold Series products. We use vegetable oils in our dry-spraying powder infant formula production processes as a binder for the dry ingredients, helping diminish the occurrence of “lumpiness” or uneven texture when reconstituting powdered infant formula. After years of development, we have formed steady, complementary and cooperative relationships with many of our suppliers. As our sales increase, more capital will be obtained to strengthen our negotiation leverage, allowing us to acquire less expensive and quality raw materials more easily. The procurement of raw materials is mainly done through bidding and other forms of network transactions. Product packages, packaging boxes, packing cans, and other packaging materials are also mainly settled by the long-term vendors.

In most cases, we have managed to purchase all major raw materials we need from these suppliers without difficulties, and have been able to sell all the products we have produced.  We believe the suppliers of our raw materials and packaging materials will be able to keep up with our growth for the foreseeable future.

Sales and Distribution

Our market network in China include 51 dealers and 9000 point-of-sale in China, including GuangZhou, HaiKou, SanYa, MaoMing, JieYang, NanNing, SiChuan, HuNan, SuZhou, HangZhou, NingBo, ShangHai, BeiJing, DaLian, ChangChun, JiuJiang, QingDao, TengZhou, NanChang, ZhengZhou, XiAn and WenZhou, etc. Our sales staff sells to chain store head offices who distribute to their own stores. The agents sell to supermarkets. There are also strong sales online, driven by marketing letters sent out to local new families. Currently, our sales and distribution only cover a very small part of China, but we plan to cover all provinces of China in the future. As of June 2010, we had no agreement with any of our manufacturers or dealers.

We currently employ 22 sales persons and plan to increase our sales force to 50 persons by the end of 2010.

Our milk powders manufactured in New Zealand are shipped or transported by air-flight to our headquarters in China, as required. Orders are initiated by sales people depending on their customers’ needs, and are approved by their province (regional) manager.  Regional managers combine orders from various sales people and send orders to headquarters. After confirmation of the orders from the regional managers, headquarters gives instructions to third party trucking companies to distribute products, according to the combined orders, to regional hub offices. We distribute our products from our headquarters to the sale subsidiaries in a large combined order based on region, as compiled by the regional manager.

We compensate our sales personnel through a combination of fixed salaries and bonuses determined based on sales growth.

Research and development

Our research and development activities focus on new product formulation, new ingredient development, creation of new methods to incorporate certain nutrients in our products, and improvement in product tastes and ingredient shelf stabilities. We engage in regular product refinement and new product development for our dairy-based formula products, as well as other forms of foods and nutritional supplements. Currently, new formulas of energy drinks, milk drinks and yoghurts are being developed for manufacture at the Dong Ying facility. In addition, a product series using local milk sources will be developed, priced lower compared to the currently available series, and targeting for the lower end of the market.

We utilize our research and development facilities to engage in the development of trial products that improve our technical capabilities and serve to promote our brand image. We also engage third-party research institutions to research and develop such trial products for us.

We seek to leverage our research and development resources in order to extend our new product pipeline. We believe we can accomplish this goal with new formulations and product concepts in dairy-based formula products as well as other nutritional food products and supplements.

Market Share and Competitors

The infant formula industry in China is highly competitive. We only have a small market share within China, accounting for less than 0.1% of the Chinese market. Some of our major competitors include Healtheries, Nutricia Karicare, and Natrapure. These are New Zealand imported infant formulas currently available in China, and occupy a similar market niche to us. In addition, we also compete with larger, more established multinational and domestic Chinese infant formula producers. Competitive factors include brand recognition, perceived quality, advertising, formulation, packaging and price. With the demise of Sanlu, the main infant formula brands in China include Wyeth, Dumex, MeadJohnson, Abbot, Nestle, Yili, Yashili, Shengyuan and Beingmate. According to data collected by the PRC National Commercial Information Center, or CIC, an entity affiliated with the PRC General Chamber of Commerce responsible for collecting retail sales data, the top ten brands accounted for 78.4% of total infant formulas sold in China in 2008. We seek to increase our market share within China by emphasizing our brand as a safe, foreign brand using imported milk sources.

In some aspects, we are at a competitive disadvantage because many of our current and potential competitors have longer operating histories and greater name recognition, and possess substantially greater financial, marketing and other competitive resources than we do.

Our competitors can be classified generally into the following two groups:

Multinational and New Zealand Producers

•	Nutricia, a New Zealand producer of infant formulas marketed under the brand name Karicare;
•	Abbot Laboratories’ Ross Products Division, a U.S. producer and distributor of infant formulas marketed under the brand names of Similac and Enfalac family of formulas;
•	Biolife, a producer of New Zealand infant formulas marketed under the brand name Natrapure;
•	Mead Johnson Nutrition Co., or Mead Johnson, formerly a Bristol-Myers Squibb Company Division, a U.S.;producer and distributor of the Enfamil family of formulas;
•	Groupe Danone SA’s Numico division, or Numico, a Dutch producer of baby foods, which sells and markets infant formula products in China under the Dumex brand;
•	Wyeth, a U.S. producer and distributor of infant formula sold under private label brands;
•
Nestlé Suisse SA, or Nestlé, a Swiss producer and distributor of starter and follow-up formulas, milk, cereals, oral supplements and performance foods marketed under Nestlé brands such as Carnation; and

Domestic Producers

•	Inner Mongolia Yili Industrial Group Co., Ltd., or Yili, a PRC producer and distributor of liquid and powdered milk under their Yili brand;
•	Beingmate Group Company Limited, or Beingmate, a PRC producer and distributor of infant formula products under their Beingmate brand;
•	Guangdong Yashili Group Co., Ltd., or Yashili, a PRC consumer brand marketer which sells a line of infant formula products under their Yashili brand; and
•	American Dairy, Inc., a PRC producer and distributor of milk formula products under their Feihe brand.

Growth Strategy

The growth of the business has been severely limited by the ability of the current shareholder to fund it. Since Rebornne products have built up high reputation and trust among the consumers, this will facilitate the new capital funding. In addition, to establish an invisible advertisement and confidence in physical not only required big amount capital but also time consuming. Below are our growth strategies:

•
New capital is crucial resource to the large-scale of markets in China. With this resource on hand, Rebornne could speed up the market sales volume and bring in mainly the high quality infant formula milk powder and liquid milk products.

•
Raw materials and qualified complementary documents. Rebornne could use domestic products license to manufacture large amount of milk powder to replace the 50% low-end market vacancies that caused by melamine incident and reinforce more advertisements through media by using new capital.

•
Market share. Liquid milk powder products for instance, since we already have formula, these products could be introduced into the current dealer networks and therefore salespeople could monitors new products with other products at the same time which then help to minimize the market cost.

•	Current employees from Rebornne are with high qualification and have professional milk powder formula knowledge which helps to minimize time consuming for training.

Production strategy

Since we owned most of the dairy product licenses in China, we can manufacture more different products and therefore could occupy greater market share in the future.

With our PRC product licenses, we can produce milk products including pure milk, milk yogurt, milk drinks, fruit drinks, infant formula milk powder, middle/elder –aged formula milk powder, maternal formula milk powder, children formula milk powder, lady protein powder, children protein powder and colostrums milk powder.

The factory in Guangzhou was initially established to process New Zealand powder, but funding issues due to higher prices in New Zealand, shipping costs, and the delivery time, meant a mixture of New Zealand and other imported product from other countries is used. The owner considers a move to more New Zealand sourced powder would be desirable.

Market strategy

Rebornne has advertised about our products at the China Education Meteorological Station Advertisement, Jilin Life Desk and Yanbian Satellite TV Desk throughout the year. Our own markets are distributed around WM, ZhongBai, WuShang, JiaLeFu, RenRenLe etc.

Currently, we have sales and marketing infrastructure set up in China using sales agents, but not all of the country is covered. Throughout our sales network, our products are distributed throughout 26 provinces in China, covering more than 9,000 sale locations, including GuangZhou, HaiKou, SanYa, MaoMing, JieYang, NanNing, SiChuan, HuNan, SuZhou, HangZhou, NingBo, ShangHai, BeiJing, DaLian, ChangChun, JiuJiang, QingDao, TengZhou, NanChang, ZhengZhou, XiAn, WenZhou etc.

We also plan to enter into energy drink and functional health drink market. We are in the process of acquiring a factory in Dong Ying city in Shandong province, which will allow us to expand our products to Beijing and Northern Chinese markets. The new investment in Shandong will allow diversification into other market segments, but still using the strengths the Rebornne brand has in China.

In particular, the energy drink and functional health drink market has huge potential in China. A functional beverage can be defined as a drink product that is non-alcoholic, ready to drink and includes non-traditional ingredients in its formulation. This includes herbs, vitamins, minerals, amino acids or additional raw fruit or vegetable ingredients, so as to provide specific health benefits that go beyond general nutrition. These include sports and performance drinks, energy drinks, ready to drink (RTD) teas, enhanced fruit drinks, soy beverages and enhanced water. Up until now, the only entrants (products such as ‘V’) have not allowed for the local Asian taste preferences, so their uptake has been poor compared to western markets. Therefore, the Dong Ying facility will serve as a manufacturing base for energy drink suited to the tastes of the Chinese masses. There is considerable room for development in the Chinese energy drink and functional health drink market, and Rebornne is seizing this opportunity to capitalize this market opportunity. This is to respond to the gradual increasing demands of healthy beverages in China, and our realization that the health awareness of the Chinese people leads to an increased preference of functional beverages.

Functional beverages have become popular due to its appeal to consumers who are seeking specific health benefits in their foods and beverages with their 'healthiness-on-the-go' idea. Both convenience and health have been identified as important factors when consumers make decisions about purchasing foods and beverages. Functional drinks are promoted with benefits such as heart health, improved immunity and digestion, joint health, satiety, and energy-boosting. Provided that we market these products focusing on health and well-being, this will offer us a huge potential in product diversification and expansion.

Intellectual Property

We have obtained trademark registrations for the use of our tradename “Rebornne”, which have been registered with the Trademark Bureau of the State Administration for Industry and Commerce in PRC with respect to our milk powder products. We believe our trademarks are important to the establishment of consumer recognition of our products.

The formulations for the blends have been formulated with the co-operation of Rebornne Guangzhou, Sutton New Zealand and the Laboratory of Chinese Research. We have not registered or applied for protections in China for most of our intellectual property or proprietary technologies relating to the formulations of our powdered infant formula. Although we believe that, as of today, patents and copyrights have not been essential to maintaining our competitive market position, we intend to assess appropriate occasions in the future for seeking patent and copyright protections for those aspects of our business that provide significant competitive advantages.

Environmental Protection

Our manufacturing facilities are subject to various pollution control regulations with respect to noise, water and air pollution and the disposal of waste and hazardous materials. We are also subject to periodic inspections by local environmental protection authorities. Our operating subsidiaries have received certifications from the relevant PRC government agencies in charge of environmental protection indicating that their business operations are in material compliance with the relevant PRC environmental laws and regulations. We are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

Regulations

We are regulated under both national and county laws in China. The following information summarizes certain aspects of those regulations applicable to us and is qualified in its entirety by reference to all particular statutory or regulatory provisions.

Regulations at the national, province and county levels are subject to change. To date, compliance with governmental regulations has not had a material impact on our level of capital expenditures, earnings or competitive position, but, because of the evolving nature of such regulations, management is unable to predict the impact such regulation may have in the foreseeable future.

As a manufacturer and distributor of food products, we are subject to regulations of China’s Agricultural Ministry. This regulatory scheme governs the manufacture (including composition and ingredients), labeling, packaging and safety of food. It also regulates manufacturing practices, including quality assurance programs, for foods through its current good manufacturing practices regulations, and specifies the standards of identity for certain foods, including the products we sell, and prescribes the format and content of many of the products we sell, prescribes the format and content of certain nutritional information required to appear on food products labels and approves and regulates claims of health benefits of food products.

In addition, China’s Agricultural Ministry authorizes regulatory activity necessary to prevent the introduction, transmission or spread of communicable diseases. These regulations require, for example, pasteurization of milk and milk products. Both we and our products are also subject to province and county regulations through such measures as the licensing of dairy manufacturing facilities, enforcement of standards for its products, inspection of our facilities and regulation of its trade practices in connection with the sale of dairy products.

Properties

Our corporate headquarters is located at Level 23, 120 Albert Street, Auckland City, Aukland, New Zealand 1010. We rent our office until February 2011 for $3,170 per month.

Employees

As of June 7, 2010, we have approximately 45 employees in Guangzhou, 25 in Shenzhen, and 2 in New Zealand. None of our employees is subject to a collective bargaining agreement. We consider our relationship with its employees to be good.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

MOST OF OUR BUSINESS, ASSETS AND OPERATIONS ARE LOCATED IN PRC.

Most of our business, assets and operations are located in the PRC. The economy of the PRC differs from the economies of most developed countries in many respects. The economy of PRC has been transitioning from a planned economy to a market-oriented economy. However, a substantial portion of productive assets in PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures may have a negative effect on us.

OUR PLANS TO EXPAND OUR PRODUCTION AND TO IMPROVE AND UPGRADE OUR INTERNAL CONTROL AND MANAGEMENT SYSTEM WILL REQUIRE CAPITAL EXPENDITURES IN 2010.

Our plans to expand our production and to improve and upgrade our internal control and management system will require capital expenditures in 2010. We may also need further funding for working capital, investments, potential acquisitions and joint ventures and other corporate requirements. Cash generated from our operations may not be sufficient to fund these development plans, and our actual capital expenditures and investments may significantly exceed our current planned amounts. If either of these conditions arises, we may have to seek external financing to satisfy our capital needs. We may not be able to obtain external financing at reasonable costs. Failure to obtain sufficient external funds for our development plans could adversely affect our plan to expand our production and to improve an upgrade our internal control and management system.

WE DERIVE SUBSTANTIALLY ALL OF OUR REVENUES FROM SALES IN THE PRC AND ANY DOWNTURN IN THE CHINESE ECONOMY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

Substantially all of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent the substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy since purchases of juice products are generally discretionary for consumers. Our success is influenced by a number of economic factors which affect disposable consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

CONCERNS OVER FOOD SAFETY AND PUBLIC HEALTH MAY AFFECT OUR OPERATIONS BY INCREASING OUR COSTS AND NEGATIVELY IMPACTING DEMAND FOR OUR PRODUCTS.

We could be adversely affected by diminishing confidence in the safety and quality of certain food products or ingredients, even if our practices and procedures are not implicated. As a result, we may also elect or be required to incur additional costs aimed at increasing consumer confidence in the safety of our products. For example, a crisis in China over melamine-contaminated milk in 2008 has adversely impacted overall Chinese food exports since October 2008 as reported by the Chinese General Administration of Customs, even though most foods exported from China were not implicated in these issues. We believe that the contaminated milk crisis also had a negative effect on sales of our concentrated juices in fiscal year 2008.  Our success depends on our ability to maintain the product quality of our existing products and new products.  Product quality issues, real or imagined, or allegations of product contamination, even if false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products.

GOVERNMENTAL REGULATIONS AFFECTING THE IMPORT OR EXPORT OF PRODUCTS COULD NEGATIVELY AFFECT OUR REVENUES.

The United States and various foreign governments have imposed controls, export license requirements, and restrictions on the export of some of our products.  We do not currently export the Company’s products directly or indirectly out of the PRC. However, if we were to begin exporting our products in the future, governmental regulation of exports, or our failure to obtain required export approval for our products, could harm our international and domestic sales and adversely affect our revenues.  In addition, failure to comply with such regulations could result in penalties, costs, and restrictions on export privileges.

WE MAY EXPERIENCE MAJOR ACCIDENTS IN THE COURSE OF OUR OPERATIONS, WHICH MAY CAUSE SIGNIFICANT PROPERTY DAMAGE AND PERSONAL INJURIES.

We may experience major accidents in the course of our operations, which may cause significant property damage and personal injuries. Significant industry-related accidents and natural disasters may cause interruptions to various parts of our operations, or could result in property or environmental damage, increase in operating expenses or loss of revenue. The occurrence of such accidents and the resulting consequences may not be covered adequately, or at all, by the insurance policies we carry. In accordance with customary practice in China, we do not carry any business interruption insurance or third party liability insurance for personal injury or environmental damage arising from accidents on our property or relating to our operations other than our automobiles. Losses or payments incurred may have a material adverse effect on our operating performance if such losses or payments are not fully insured.

OUR PLANNED EXPANSION AND TECHNICAL IMPROVEMENT PROJECTS COULD BE DELAYED OR ADVERSELY AFFECTED BY, AMONG OTHER THINGS, DIFFICULTIES IN OBTAINING SUFFICIENT FINANCING, TECHNICAL DIFFICULTIES, OR HUMAN OR OTHER RESOURCE CONSTRAINTS.

Our planned expansion and technical improvement projects could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

WE MAY ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND ANY FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

We anticipate that our competitors will continue to improve their products and to introduce new products with competitive price and performance characteristics. Aggressive marketing or pricing by our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

Our limited operating history may not provide a meaningful basis for evaluating our business. We cannot guaranty that we will maintain profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

•	obtain sufficient working capital to support our expansion;

•	maintain or protect our intellectual property;

•	maintain our proprietary technology;

•	expand our product offerings and maintain the high quality of our products;

•	manage our expanding operations and continue to fill customers’ orders on time;

•	maintain adequate control of our expenses allowing us to realize anticipated revenue growth;

•	implement our product development, marketing, sales, and acquisition strategies and adapt and modify them as needed;

•	successfully integrate any future acquisitions; and

•
anticipate and adapt to changing conditions in the milk product industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE AT LEVELS WE EXPECT.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our producing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTRODUCE NEW PRODUCTS, WHICH COULD DECREASE OUR PROFITABILITY.

Our future business and financial performance depends, in part, on our ability to successfully respond to consumer preference by introducing new products and improving existing products. We incur significant development and marketing costs in connection with the introduction of new products. Successfully launching and selling new products puts pressure on our sales and marketing resources, and we may fail to invest sufficient funds in order to market and sell a new product effectively.  If we are not successful in marketing and selling new products, our results of operations could be materially adversely affected.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake expansion, purchase additional machinery and purchase equipment for our operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our common shares can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the P.R.C.) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units.

NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in our industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE MAY NOT BE ABLE TO MEET THE INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SECURITIES AND EXCHANGE COMMISSION RESULTING IN A POSSIBLE DECLINE IN THE PRICE OF OUR COMMON SHARES AND OUR INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. Commencing with its annual report for the year ending March 31, 2011, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our common shares and our ability to secure additional financing as needed.

THE TRANSACTION INVOLVED A REVERSE MERGER OF A FOREIGN COMPANY INTO A FOREIGN SHELL COMPANY, SO THAT THERE IS NO HISTORY OF COMPLIANCE WITH UNITED STATES SECURITIES LAWS AND ACCOUNTING RULES.

In order to be able to comply with United States securities laws, the Company’s operating company prepared its financial statements for the first time under U.S. generally accepted accounting principles and recently had its initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States). As the Company does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with SEC reporting requirements than a comparable domestic company.

CERTAIN OF OUR EXISTING STOCKHOLDERS HAVE SUBSTANTIAL INFLUENCE OVER OUR COMPANY, AND THEIR INTERESTS MAY NOT BE ALIGNED WITH THE INTERESTS OF OUR OTHER STOCKHOLDERS.

Dairy Global, our sole officer and director, beneficially owns approximately 94.8% of our issued and outstanding common shares. Therefore, he can exercise significant control us and control the election of our directors and officers. This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our shares.

DAIRY GLOBAL, OUR PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS, HAS A CONTROLLING INFLUENCE IN US AND OUR SUBSIDIARIES, WHICH ENABLES HIM IN DETERMINING THE OUTCOME OF ANY CORPORATE TRANSACTION OR OTHER MATTERS SUBMITTED TO OUR SHAREHOLDERS FOR APPROVAL. WE CANNOT ASSURE YOU THAT MR. DAIRY GLOBAL WILL ALWAYS ACT IN THE BEST INTEREST OF THE COMPANY OR ITS SHAREHOLDERS.

Dairy Global is currently the President, Chief Executive Officer and Chairman of the Board of Directors of the Company.  Mr. Dairy Global has a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. Dairy Global may also have the power to prevent or cause a change in control. In addition, without the consent of Dairy Global, we could be prevented from entering into transactions that could be beneficial to us. Therefore we cannot assure you that Mr. Dairy Global will always act in the best interest of the Company or its shareholders.

OUR MANAGEMENT HAS NO EXPERIENCE IN MANAGING AND OPERATING A PUBLIC COMPANY. ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its consultants, attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition.

Risks Relating to the People's Republic of China

CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

For example, Chinese laws and regulations concerning the validity of the contractual arrangements are uncertain, as many of these laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement by the Chinese government may involve substantial uncertainty. Additionally, our contractual arrangements are governed by Chinese laws and provide for the resolution of disputes through arbitration proceedings pursuant to Chinese laws. If any of our customers and/or suppliers or its stockholders fail to perform the obligations under the contractual arrangements, we may have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, and there is a risk that we may be unable to obtain these remedies. The legal environment in China is not as developed as in other jurisdictions. As a result, uncertainties in the legal system could limit our ability to enforce the contractual arrangements.

CURRENCY CONVERSION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Our operating company is a FIE to which the Foreign Exchange Control Regulations are applicable. Accordingly, we will have to maintain sufficient foreign exchange to pay dividends and/or satisfy other foreign exchange requirements.

EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION IS SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our assets are predominantly located inside PRC. Under the laws governing Foreign Invested Enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in PRC and our director and officer resides in PRC, service of process on our company and such director and officer may be difficult to effect within the United States. Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

AN OUTBREAK OF AVIAN INFLUENZA, THE H1N1 “SWINE-FLU” VIRUS, A REOCCURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME (“SARS”), OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD ADVERSELY AFFECT OUR OPERATIONS.

A more widespread outbreak of the H1N1 virus, avian influenza or a renewed outbreak of SARS or any other widespread public health problem in the PRC, where all of our operations are conducted, could have an adverse effect on our operations. If such an outbreak were to occur, our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices, that would adversely disrupt our operations.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Risks Associated with Our Securities

IN ORDER TO RAISE SUFFICIENT FUNDS TO CONTINUE OPERATIONS, WE MAY HAVE TO ISSUE ADDITIONAL SECURITIES AT PRICES WHICH MAY RESULT IN SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of common shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC subsidiaries. The PRC subsidiaries may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into New Zealand dollars and U.S. dollars or other hard currency and other regulatory restrictions.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE THE OUR COMMON SHARES MORE DIFFICULT TO SELL.

We are subject to the SEC’s “penny stock” rules as our common shares sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.
In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our common shares. As long as our common shares are subject to the penny stock rules, the holders of such common shares may find it more difficult to sell their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended March 31, 2010 and 2009, should be read in conjunction with the Selected Consolidated Financial Data, our financial statements, and the notes to those financial statements that are included elsewhere in this 8-K. References in this section to “we,” “us,” “our,” or the “Company” are to the consolidated business of Rebornne New Zealand Limited, Rebornne (Guangzhou) Dairy Company and Rebornne (Shenzhen) Dairy Company.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K/A. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

COMPANY OVERVIEW

Rebornne NZ was incorporated in Auckland, New Zealand in 2001 by its sole shareholder and owner Dairy Global.  Rebornne NZ is a growing dairy product company in New Zealand with subsidiaries in the People’s Republic of China (PRC). We produce, market, and sell our products under the “Rebornne” brand name. We focus on selling New Zealand produced colostrums and infant formula products in China, which included both premium and a more affordable series, targeted towards the general masses. In order to sell our products, we have established an extensive sales and distribution network nationwide, covering a total of 9,000 (increasing) sale locations throughout China.

RESULTS OF OPERATIONS

Results of Operations for the Year ended March 31, 2010 compared to Year ended March 31, 2009

The following tables set forth key components of our results of operations for the period indicated, in US dollars, and key components of our revenue for the period indicated, in US dollars. The discussion following the table is based on the audited results. Percentage of difference is calculated for better comparison.

For the Year Ended	3/31/2010		3/31/2009		Difference
	USD	%	USD	%	%
Revenues
Sales	4,738,528	100.0	5,425,617	100.0	(12.7)
Cost of Goods Sold	2,329,061	49.2	2,244,248	41.4	3.8
Gross profit	2,409,467	50.8	3,181,369	58.6	(24.3)
Operating Expenses
Selling Expenses	919,564	19.4	321,329	5.9	186.2
General & Administrative Expenses	1,084,189	22.9	1,007,694	18.6	7.6
Total Operating Expenses	2,003,753	42.3	1,329,023	24.5	50.8
Operating Income	405,714	8.6	1,852,346	34.1	(78.1)
Other Income (Expenses)
Other Income	854	0.02	4,304	0.08	(80.2)
Other Expenses	(226)	(0.004)	-	-	-
Interest Income	-	-	4	0	-
Interest Expense	(1,834)	(0.04)	(1,308)	(0.02)	(40.2)
Total Other Income/ (Expenses)	(1,206)	(0.03)	3,000	0.06	(140.2)
Earnings before Tax	404,508	8.5	1,855,346	34.1	(78.2)
Income Tax	(69,935)	(1.5)	(221,218)	(4.1)	(68.4)
Net Income	334,573	7.1	1,634,128	30.1	(79.5)

Sales/Revenue:

Sales decreased by $687,089 or 12.7% from $5,425,617 for the fiscal year ended March 31, 2009 to $4,738,528 for the fiscal year ended March 31, 2010.

Net Revenue:

Net revenue for the year ended March 31, 2010 decreased by $687,089 or 12.7% from $5,425,617 for the year ended March 31, 2010 to $4,738,528. Our overall net revenue decreased because we are facing new regulations scheduled by PRC after the melamine incident. The melamine incident brought a big impact in year 2009. Infants and infant formula products manufacturers/importers suffered the disaster of melamine incident. Our factory in Guangzhou China stopped manufacture products until our products were confirmed as ‘safe product’. Since the melamine incident alert PRC China the importance of quality control of infant formula, dairy products. Therefore, new regulation of infant formula standards had set up to restrict the infant milk powder formulation. It took nearly a year for us, as manufacturer to achieve the requirement standards. At the meanwhile, not only domestic manufacturers affect by the regulation and also overseas importers. As we are also importing milk powder products to China market, our milk powder products in New Zealand also required manufacturing under new China standard formulation. The new formulation milk powder took us a long time to achieve. It involved the approval of New Zealand Food and Safety Association, China Food Safety department, China Custom, new labels adjustment on tinplates and etc. The long assignment caused our market in China quiet for a long while and hence brought a huge decrease of net revenue.

Cost of sales:

Our cost of sales increased by $84,813 or 3.8% from $2,244,248 for the year ended March 31, 2009 to $2,329,061 for the year ended March 31, 2010. The reason for cost of sales increased slightly is because the manufacture line in factory Guangzhou China started to run smoothly and increased number of imported goods in year ended 2010.

Gross profit:

Gross profit decreased by $771,902 or 24.3% from $3,181,369 for the year ended March 31, 2009 to $2,409,467 for the year ended March 31, 2010.   The decrease of gross profit is in the line of the decrease in sales for the year ended 2010.

Operating Expenses:

Operating expenses included outbound freight, wages of sales force, entertainment, advertising, executive compensation, travel rental and etc. The total operating expenses increased by $674730 or 50.8% from $1,329,023 for the year ended March 31, 2009 to $2,003,753 for the year ended March 31, 2010. The increase of the total operating expenses is because the business is growing and we are planning to list our company in USA market in coming future.

Operating Income:

The operating income was $405,714 for the year ended March 31, 2010 compared to $1,852,346 for year ended March 31, 2009, there is decrease of $1,446,632 or 78.1% . The reason for the decrease is in line of increase in total operating expenses as mentioned above. The operating income also affected by the decrease of net revenues.

Net Income:

The net income was $1,634,128 for the year ended March 31, 2009 compared to $334,573 for the year ended March 31, 2010, a decrease of $1,299,555 or 79.5%. The net income decrease is because we have been spending a lot invests in our project including listing company and advertisements.

Liquidity and Capital Resources

The following table sets forth the summary of our cash flows stated in US Dollar for the year ended March 31, 2010 and March 31, 2009.

	3/31/2010	3/31/2009
Cash Flows from Operating Activities	1,952,155	1,121,225
Cash Flows from Investing Activities	(338,391)	(1,499,010)
Cash Flows from Financing Activities	(1,220,075)	-
Net Increase/(Decrease) in Cash & Cash Equivalents for the Year	178,559	(377,785)
Effect of other Comprehensive Income	(11,908)	(42,990)
Cash & Cash Equivalents at Beginning of Year	3,664	424,439
Cash & Cash Equivalents at End of Year	385,445	3,664

As March 31, 2010 our balance of cash and cash equivalents was $385,445.   As of March 31, 2009 our balance of cash and cash equivalents was $3,664.

The primary uses of cash have been for selling and marketing expenses, employee compensation, research and development expenses and working capital.   All funds received have been expended in the furtherance of growing business, establishing brand portfolios, and used for the repayment of loans payable and acquisition payables.

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next 12 months.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Critical Accounting Policies

Our significant accounting policies are summarized in Note 2 of our financial statements included in this report for the year ended March 31, 2010. Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosing of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. SFAS 165 does not significantly change the types of subsequent events that an entity reports, but it requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. SFAS 165 is effective for interim or annual reporting requirements ending after June 15, 2009. The adoption of this standard did not have a material impact on our financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-01, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162 (“ASU 2009-01”). ASU 2009-01 established the Accounting Standards Codification (the “Codification”) as the source of authoritative GAAP recognized by the FASB to be applied to nongovernmental entities. The Codification supersedes all prior non-SEC accounting and reporting standards. Following ASU 2009-01, the FASB will not issue new accounting standards in the form of FASB Statements, FASB Staff Positions, or Emerging Issues Task Force abstracts. ASU 2009-01 also modifies the existing hierarchy of GAAP to include only two levels — authoritative and non-authoritative. ASU 2009-01 is effective for financial statements issued for interim and annual periods ending after September 15, 2009, and early adoption was not permitted. The adoption of this standard did not have an impact on the financial position, results of operations or cash flows of the Company.

In August 2009, the FASB issued ASU 2009-05, Fair Value Measurements and Disclosures (Topic 820) - Measuring Liabilities at Fair Value (“ASU 2009-05”). ASU 2009-05 addresses concerns in situations where there may be a lack of observable market information to measure the fair value of a liability, and provides clarification in circumstances where a quoted market price in an active market for an identical liability is not available. In these cases, reporting entities should measure fair value using a valuation technique that uses the quoted price of the identical liability when that liability is traded as an asset, quoted prices for similar liabilities, or another valuation technique, such as an income or market approach. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. ASU 2009-05 is effective for the first reporting period subsequent to August 2009 and the adoption of this update is not expected to have a material impact on the financial position, results of operations, or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140 (“SFAS 166”). SFAS 166 amends the application and disclosure requirements of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities — a Replacement of FASB Statement 125 (“SFAS 140”), removes the concept of a “qualifying special purpose entity” from SFAS 140 and removes the exception from applying FASB Interpretation (“FIN”) No. 46(R), Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51 (“FIN 46(R)”) to qualifying special purpose entities. SFAS 166 is effective for the first annual reporting period that begins after November 15, 2009, and early adoption is not permitted. The adoption of this standard is not anticipated to have a material impact on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements, a consensus of the FASB Emerging Issues Task Force (“ASU 2009-13”). ASU 2009-13 addresses the accounting for multiple-deliverable arrangements where products or services are accounted for separately rather than as a combined unit, and addresses how to separate 71 deliverables and how to measure and allocate arrangement consideration to one or more units of accounting. Existing GAAP requires an entity to use vendor-specific objective evidence (“VSOE”) or third-party evidence of a selling price to separate deliverables in a multiple-deliverable selling arrangement. As a result of ASU 2009-13, multiple-deliverable arrangements will be separated in more circumstances than under current guidance. ASU 2009-13 establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price will be based on VSOE if it is available, on third-party evidence if VSOE is not available, or on an estimated selling price if neither VSOE nor third-party evidence is available. ASU 2009-13 also requires that an entity determine its best estimate of selling price in a manner that is consistent with that used to determine the selling price of the deliverable on a stand-alone basis, and increases the disclosure requirements related to an entity’s multiple-deliverable revenue arrangements. ASU 2009-13 must be prospectively applied to all revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, and early adoption is permitted. Entities may elect, but are not required, to adopt the amendments retrospectively for all periods presented. The Company expects to adopt the provisions of ASU 2009-13 on January 1, 2011 and does not believe that the adoption of this standard will have a material impact on the financial position, results of operations, or cash flows of the Company.

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. ASU 2009-17 replaces the quantitative-based risk and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. ASU 2009-17 also requires additional disclosures about a reporting entity’s involvement in variable interest entities. The provisions of ASU 2009-17 are to be applied beginning in the first fiscal period beginning after November 15, 2009. The Company adopted ASU 2009-17 on January 1, 2010 and does not anticipate that the adoption of this standard will have a material effect on the financial position, results of operations, or cash flows of the Company.

In January 2010, the FASB issued ASU 2010-02, Consolidation (Topic 810) — Accounting and Reporting for Decreases in Ownership of a Subsidiary — A Scope Clarification. ASU 2010-02 clarifies that the scope of previous guidance in the accounting and disclosure requirements related to decreases in ownership of a subsidiary apply to (i) a subsidiary or a group of assets that is a business or nonprofit entity; (ii) a subsidiary that is a business or nonprofit entity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity. ASU 2010-02 also expands the disclosure requirements about deconsolidation of a subsidiary or derecognition of a group of assets to include (i) the valuation techniques used to measure the fair value of any retained investment; (ii) the nature of any continuing involvement with the subsidiary or entity acquiring a group of assets; and (iii) whether the transaction that resulted in the deconsolidation or derecognition was with a related party or whether the former subsidiary or entity acquiring the assets will become a related party after the transaction. The provisions of ASU 2010-02 will be effective for the first reporting period beginning after December 13, 2009. The Company adopted the provisions of ASU 2010-02 on January 1, 2010 and does not anticipate that the adoption of this standard will have a material impact on the financial position, results of operations, or cash flows of the Company.

In January 2010 the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) —Improving Disclosures About Fair Value Measurements. ASU 2010-06 clarifies the requirements for certain disclosures around fair value measurements and also requires registrants to provide certain additional disclosures about those measurements. The new disclosure requirements include (i) the significant amounts of transfers into and out of Level 1 and Level 2 fair value measurements during the period, along with the reason for those transfers, and (ii) separate presentation of information about purchases, sales, issuances and settlements of fair value measurements with significant unobservable inputs. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009. The Company adopted the provisions of ASU 2010-06 on January 1, 2010 and does not anticipate that the adoption of this standard will have a material impact on the financial position, results of operations, or cash flows of the Company.

MANAGEMENT

Directors and Officers

The following table sets forth the names, ages, and positions of our executive officers and directors.  Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Dairy Global	41	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of Directors

A brief biography of each officer and director is as below:

DAIRY GLOBAL, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of Directors. Mr. Global have over 20 years experience in international trade, manufacturing and engineering.  Mr. Global graduated from Beijing University of Aeronautics and Astronautics majoring in Engineering in 1990. He have a proven track record in senior management, covering change management, business planning and strategic direction, day-to-day management, general management, supply chain management, manufacturing, operations and logistics, retail, sales and marketing, human resources and finance and administration.

He began his career for Hainan Airline as a Aircraft-electric engineer , by being selected to Boeing Inc, USA for his working performance and was granted the graduation diploma by Boeing, Inc, USA in Seattle, USA. In 2001, Mr Global founded Rebornne New Zealand Limited after running several companies which build up with extensive national and international experience including food & beverage, energy, engineering, industrial plant and equipment services. In 2006, Rebornne New Zealand Limited established Rebornne China Dairy Factory in southern China to meet the increasing market demands in China.

We currently do not have employment agreement with our sole officer and director.

Committees and Meetings

We do not have a standing audit committee of the Board of Directors.  Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so.  We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 407(d) of Regulation S-K is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Family Relationships

There are no family relationships between our director and executive officers.

Involvement in Certain Legal Proceedings

Our sole director and officer has not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our sole director and officer has not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

REBORNNE US EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers of Rebornne US during the years ended December 31, 2009, and 2008 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Scott Silverman (1)	2009	$150,000	0	0	0	0	0	0	$150,000
Former President, CEO & CFO	2008	$150,000	0	0	0	0	0	0	$150,000

Dairy Global President, CEO, CFO & Chairman	2009	$-	-	-	-	-	-	-	$-

(1) In connection with the change of control transaction, Scott J. Silverman resigned from the Board of Directors effective April 2, 2010, which is ten (10) days following the filing and mailing of the Schedule 14f-1 as promulgated by the Securities Exchange Act of 1934. On March 22, 2010, Mr. Silverman resigned from all his positions as officer of the Company effectively immediately. Dairy Global was appointed as the sole officer of the Company effectively immediately and appointed as the sole director effective April 12, 2010.

Employment Agreements

We currently do not have employment agreement with our sole officer and director.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through to date.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending April 13, 2009 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (‘LTIP’) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

REBORNNE NZ EXECUTIVE COMPENSATION SUMMARY

The following table sets forth all cash compensation paid by Rebornne NZ, for the year ended March 31, 2010 and 2009.

Name and Position	Year	Salary	Bonus	Stock Compensation	All Other Compensation	Total
Dairy Global	2010	$17,951	-	-	-	$17,951
President, CEO and Director	2009	$19,879	-	-	-	$19,879

PRINCIPAL STOCKHOLDERS

Pre-Share Exchange

The following table sets forth certain information regarding our securities beneficially owned as of June 7, 2010, for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis prior to the Closing of the Share Exchange.

(1) based on 1,463,003 shares of common stock outstanding prior to the Closing.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dairy Global	750,000	51.3%
All Executive Officers and Directors as a group (1 person)	750,000	51.3%

Post-Share Exchange

The following table sets forth certain information regarding our securities beneficially owned on the Closing Date, for (i) each stockholder known to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

As of June 7, 2010, we have 28,800,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dairy Global	27,296,997	94.8%
All Executive Officers and Directors as a group (1 person)	27,296,997	94.8%

DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 preferred shares are authorized. As of June 7, 2010, there were 28,800,000 shares of common stock issued and outstanding.

(a) Common Stock.

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock.

(b) Preferred Stock.

The Board of Directors is empowered to designate and issue from time to time one or more classes or series of preferred stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

(c) Warrants and Options.

We currently do not have any warrants or options issued and outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, par value $0.001 per share, has a trading symbol (“RBOR.OB”) but has been thinly traded on the Over-The-Counter Bulletin Board (“OTCBB”).

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

As of June 7, 2010, after the close of the Share Exchange, 28,800,000 shares of common stock were issued and outstanding.  There were approximately 310 shareholders of our common stock.

Transfer Agent and Registrar

Our transfer agent for our common stock is Corporate Stock Transfer at 3200 Cherry Creek Dr. South, Suite 430, Denver, CO 80209. Its phone number is (303) 282-4800.

Dividend Policy

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Equity Compensation Plan Information

None.

Legal Proceedings

In May 2008, a lawsuit was served against the Company as well as certain individuals by Robert Allen Jones in the Circuit Court of the 17th Judicial Circuit in Broward County, Florida seeking rescission of the CST patent. The complaint claims breach of contract among other claims. On March 20, 2009, the Company and Mr. Jones settled the case out of court. Under the terms of the settlement, Mr. Jones granted the Company an unlimited license to utilize the patented technology, and he returned all of his stock in the Company for cancellation. The Company transferred the patent and all trademarks back to Mr. Jones.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Rebornne US

During 2004, the Company issued a one-year 8% Convertible Debenture (“Debenture”) in the principal amount of $87,000, to Scott Silverman, our former president and chairman, as well as our former director and shareholder in settlement of the note payable to such related party, which was issued for the sole purpose of funding ongoing operations.   The note was extended until December 31, 2006. The principal and accrued interest of the Debenture is convertible upon issuance into shares of common stock, par value $0.001 per share, at a conversion price of $0.25 per share. During the years ended December 31, 2006 and 2005 and the period January 8, 2003 (Inception) to December 31, 2006 the Company recorded financing fees for the beneficial conversion of $0, $70,795, and $85,000, respectively. In March 2007 Scott Silverman extended the maturity date to March 31, 2007. In May 2007 Scott Silverman agreed to convert the principal of $87,000 and accrued interest of $17,337 into common stock at a discount of 20% from the current market value of $2.00 on date of conversion. The Company issued a total of 45,859 shares of common stock valued at $130,422 ($2.843 per share). The Company recorded a loss on conversion of notes payable of $26,085.

On December 27, 2005, the Company borrowed $15,000 from Mark Silverman, the father of our former president Scott Silverman and our former shareholder. The note is unsecured and is due twelve months from the date of issuance and bears interest at a rate of 10%. In December 2006 the term of the note was extended to February 28, 2007. In March 2007, the loan was further extended until March 31, 2007. In May 2007 Mark Silverman agreed to convert the principal of $15,000 and accrued interest of $2,026 into common stock at a discount of 20% from the current market value of $2.00 on date of conversion. The Company issued a total of 7,483 shares of common stock valued at $21,283 ($2.844 per share). The Company recorded a loss on conversion of notes payable of $4,257.

On December 28, 2005, Scott Silverman, our former president and chairman, as well as our former director and shareholder, loaned the Company $40,000 at a rate of 10% per annum. The principle and interest were due on December 31, 2006 and was unsecured. On September 1, 2006 Scott Silverman converted $40,000 of principal and $2,751 of accrued interest into 12,025 shares of common stock. The Company recorded interest expense of $35,763 associated with the beneficial conversion of the accrued interest.

In March 2006, Mark Silverman, the father of our former president Scott Silverman and our former shareholder, repaid an existing unsecured note of the Company in the amount of $20,000 and $500 of accrued interest. The related party entered into a new unsecured note agreement in the amount of $20,500 bearing interest at a rate of 15% per annum and is due December 31, 2006. In December 2006 the term of the note was extended to February 28, 2007. In March 2007, the loan was further extended until March 31, 2007.  In May 2007 Mark Silverman agreed to convert the principal of $20,500 and accrued interest of $3,631 into common stock at a discount of 20% from the current market value of $2.844 on date of conversion. The Company issued a total of 10,606 shares of common stock valued at $30,164 ($2.844 per share). The Company recorded a loss on conversion of notes payable of $6,033.

In April 2006 the Company borrowed $50,000 from Amy Silverman, the sister of our former president Scott Silverman. The note is unsecured and is due December 31, 2006 and bears interest at a rate of 15%. The Company issued the note holder 1,758 shares of common stock. The fair market value on the date of issuance based on recent cash offering price was $50,000. The value is being amortized over the term of the note. In December 2006 the term of the loan was extended to February 28, 2007. In March 2007, the loan was further extended until March 31, 2007. At December 31, 2006 the Company recorded amortization of $50,000.  In May 2007 Amy Silverman agreed to convert the principal of $50,000 and accrued interest of $8,260 into common stock at a discount of 20% from the current market value of $2.844 on date of conversion. The Company issued a total of 25,607 shares of common stock valued at $72,825 ($2.844 per share). The Company recorded a loss on conversion of notes payable of $14,565.

During the year ended December 31, 2006, Scott Silverman, our former president and chairman, as well as our former director and shareholder , loaned the Company an additional $37,250. The balance accrued interest at a rate of 10% per annum, is unsecured, and is due on December 31, 2006. In January 2007 Scott Silverman extended the maturity date to March 31, 2007. In May 2007 Scott Silverman agreed to convert the principal of $37,250 and accrued interest of $3,746 into common stock at a discount of 20% from the current market value of $2.844 on date of conversion. The Company issued a total of 18,020 shares of common stock valued at $51,245 ($2.844 per share). The Company recorded a loss on conversion of notes payable of $10,249.

During 2006, the Company borrowed $73,700 from Mark Silverman, the father of our former president Scott Silverman and our former shareholder. The note is unsecured and is due six months from the dates of issuance and bear interest at a rate of 15%. In December 2006 the term of the note was extended to February 28, 2007. In March 2007, the loan was further extended until March 31, 2007. During the three months ended March 31, 2007 the Company borrowed an additional $42,000 from Mark Silverman, note is unsecured and is due March 31, 2007 and bear interest at a rate of 15%. In April 2007, the Company borrowed $15,000 from Mark Silverman. The note is unsecured and is due June 30, 2007 and bears interest at a rate of 15%. In May 2007 Mark Silverman agreed to convert the principal of $130,700 and accrued interest of $8,616 into common stock at a discount of 20% from the current market value of $2.844 on date of conversion. The Company issued a total of 61,786 shares of common stock valued at $176,666 ($2.844 per share). The Company recorded a loss on conversion of notes payable of $35,145.

On May 18, 2007, the Company borrowed $6,000 from Mark Silverman, the father of our former president Scott Silverman and our former shareholder. The note is unsecured and is due July 31, 2007 and bears interest at a rate of 15%. In November 2007, the term of loan was extended to November 30, 2007. In March 2008, the term of the loan was extended to June 30, 2008. In July 2008, the term of the loan was extended to September   30, 2008. In October 2008, the term of the loan was extended to December 31, 2008.  In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009.  In January 2010, the note was extended until June 30, 2010.  As of December 31 2009 and, 2008 the Company recorded accrued interest of $ 2,360 and $1,460, respectively.

On June 5, 2007 the Company borrowed $6,500 from Scott Silverman, our former president and chairman, as well as our former director and shareholder . The note is unsecured and is due July 31, 2007 and bears interest at a rate of 17%. In November 2007, the term of loan was extended to November 30, 2007. In March 2008, the term of the loan was extended to June 30, 2008.  In July 2008, the term of the loan was extended to September 30, 2008. In October 2008, the term of the loan was extended to December 31, 2008.   In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009.  In January 2010, the note was extended until June 30, 2010.  As of December 31, 2009 and 2008 the Company recorded accrued interest of $2,743 and $1,738, respectively.

During the three months ended September 30, 2007 the Company borrowed a total of $7,700 from Scott Silverman, our former president and chairman, as well as our former director and shareholder . The notes are unsecured and are due October 30, 2007 and bears interest at a rate of 15%. In November 2007, the term of loan was extended to November 30, 2007.  In March 2008, the term of the loan was extended to June 30, 2008. In July 2008, the term of the loan was extended to September 30, 2008. In October 2008, the term of the loan was extended to December 31, 2008.  In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009.  In January 2010, the note was extended until June 30, 2010. As of December 31 2009 and 2008 the Company recorded accrued interest of $2,806 and $1,652, respectively.

In October 2007 the Company borrowed $2,000 from Scott Silverman, our former president and chairman, as well as our former director and shareholder . The note is unsecured and is due November 15, 2007 and bears interest at a rate of 15%. In November 2007, the term of loan was extended to November 30, 2007.  In March 2008, the term of the loan was extended to June 30, 2008.  In July 2008, the term of the loan was extended to September 30, 2008. In October 2008, the term of the loan was extended to December 31, 2008. In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010.  As of December 31, 2009 and 2008 the Company recorded accrued interest of $662 and $362, respectively.

On December 31, 2007 the Company borrowed $3,000 from Scott Silverman, our former president and chairman, as well as our former director and shareholder . The note is unsecured and is due March 31, 2008 and bears interest at a rate of 25%. In March 2008, the term of the loan was extended to June 30, 2008.  In July 2008, the term of the loan was extended to September 30, 2008. In October 2008, the term of the loan was extended to December 31, 2008. In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010.  As of December 31, 2009 and 2008 the Company recorded accrued interest of $1,502 and $752, respectively.

On February 1, 2008, the Company borrowed $2,500 from Mark Silverman, the father of our former president Scott Silverman and our former shareholder. The note is unsecured and is due June 30, 2008 and bears interest at a rate of 10%. In July 2008, the term of the loan was extended to September 30, 2008. In October 2008, the term of the loan was extended to December 31, 2008. In December 2008, the note was extended until June 30, 2009. In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 and 2008 the Company recorded accrued interest of $479 and $229, respectively.

On February 23, 2008, the Company borrowed $500 from Alicanto Group, LLC, a company controlled by Scott Silverman, our former president and chairman, as well as our former director and shareholder. The note is unsecured and is due June 30, 2008 and bears interest at a rate of 15%. In July 2008, the term of the loan was extended to September 30, 2008. In October 2008, the term of the loan was extended to December 31, 2008.  In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009.  In January 2010, the note was extended until June 30, 2010.  As of December 31, 2009 and 2008 the Company recorded accrued interest of $139 and $64, respectively.

On March 10, 2008, the Company borrowed $2,100 from Mark Silverman, the father of our former president Scott Silverman and our former shareholder. The note is unsecured and is due June 30, 2008 and bears interest at a rate of 15%. In July 2008, the term of the loan was extended to September 30, 2008. In October 2008, the term of the loan was extended to December 31, 2008.  In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009.  In January 2010, the note was extended until June 30, 2010.  As of December 31, 2009 and 2008 the Company recorded accrued interest of $570 and $255, respectively.

On April 1, 2008 the Company borrowed $500 from Scott Silverman, our former president and chairman, as well as our former director and shareholder. The note is unsecured and is due June 30, 2008 and bears interest at a rate of 15%. In July 2008, the term of the loan was extended to September 30, 2008. In October 2008, the term of the loan was extended to December 31, 2008. In December 2008, the note was extended until June 30, 2009. In July 2009, the note was extended until December 31, 2009.  In January 2010, the note was extended until June 30, 2010.  As of December 31, 2009 and 2008 the Company recorded accrued interest of $131 and $56, respectively.

On April 18, 2008 the Company borrowed $2,500 from Mark Silverman, the father of our former president Scott Silverman and our former shareholder. The note is unsecured and is due June 30, 2008 and bears interest at a rate of 15%. In July 2008, the term of the loan was extended to September 30, 2008. In October 2008, the term of the loan was extended to December 31, 2008. In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 and 2008 the Company recorded accrued interest of $639 and $264 respectively.

On May 21, 2008 the Company borrowed $500 from Scott Silverman, our former president and chairman, as well as our former director and shareholder. The note is unsecured and is due August 30, 2008 and bears interest at a rate of 15%. In October 2008, the term of the loan was extended to December 31, 2008.  In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 and 2008 the Company recorded accrued interest of $123 and $48, respectively.

On June 1, 2008 the Company borrowed $4,000 from Mark Silverman, the father of our former president Scott Silverman and our former shareholder. The note is unsecured and is due September 30, 2008 and bears interest at a rate of 15%. In October 2008, the term of the loan was extended to December 31, 2008.  In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 and 2008 the Company recorded accrued interest of $950 and $350, respectively.

On July 1, 2008 Mark Silverman, the father of our former president Scott Silverman, loaned $2,695 to the Company and our former shareholder. The note is unsecured, earns an interest rate of 15% and matures on September 30, 2008. In October 2008, the term of the loan was extended to December 31, 2008.  In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 and 2008 the Company recorded accrued interest of $607 and $203.

On August 8, 2008 Mark Silverman, the father of our former president Scott Silverman and our former shareholder, loaned $5,000 to the Company. The note is unsecured, carries an interest rate of 15%, and matures on September 30, 2008. In October 2008, the term of the loan was extended to December 31, 2008. In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009.  In January 2010, the note was extended until June 30, 2010.  As of December 31, 2009 and December 31, 2008 the Company recorded accrued interest of $1,048 and $298, respectively.

On October 15, 2008, Alicanto Group, LLC, a company controlled by Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned $2,500 to the Company. The loan is unsecured, carries an interest rate of 15%, and matures on December 31, 2008.  In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 and 2008 the Company recorded accrued interest of $455 and $80, respectively.

On October 19, 2008, Thornhill Consulting, LLC, a company controlled by Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned $5,000 to the Company. The loan is unsecured, carries an interest rate of 15%, and matures on December 31, 2008.  In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 and December 31, 2008 the Company recorded accrued interest of $900 and $150, respectively.

On November 11, 2008, Thornhill Consulting, LLC, a company controlled by Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned $1,000 to the Company. The loan is unsecured, carries an interest rate of 15%, and matures on December 31, 2008.  In December 2008, the note was extended until June 30, 2009.  In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 and 2008 the Company recorded accrued interest of $166 and $16, respectively.

On January 1, 2009, Alicanto Group, LLC, a company controlled by Scott Silverman, our former President and Chairman, as well as our former director and shareholder, owed of $550 to a loan to the Company. The loan is unsecured, carries an interest rate of 15%, and matures on June 30, 2009.  In July 2009, the note was extended until December 31, 2009.  In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 the Company recorded accrued interest of $137.

On January 23, 2009, Thornhill Consulting, LLC, a company controlled by Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned the company $1,000.  The note is unsecured and is due on June 30, 2009, and bears interest at a rate of 20%.  In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 the Company recorded accrued interest of $187.

On February 20, 2009, Thornhill Consulting, LLC, a company controlled by Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned the company $350.  The note is unsecured and is due on June 30, 2009, and bears interest at a rate of 20%.  In July 2009, the note was extended until December 31, 2009.  In January 2010, the note was extended until June 30, 2010.  As of December 31, 2009 the Company recorded accrued interest of $60.

On March 6, 2009, Thornhill Consulting, LLC, a company controlled by Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned the company $1,000. The note is unsecured and is due on June 30, 2009, and bears interest at a rate of 20%. In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 the Company recorded accrued interest of $164.

On April 1, 2009, Mark Silverman, the father of our former president Scott Silverman and our former shareholder, loaned the company $3,500. The note is unsecured and is due on June 30, 2009, and bears interest at a rate of 15%.  In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 the Company recorded accrued interest of $527.

On April 1 2009, Thornhill Consulting, LLC, a company controlled by Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned the company $3,500. The note is unsecured and is due on June 30, 2009, and bears interest at a rate of 15%. In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 the Company recorded accrued interest of $396.

On May 13, 2009, Alicanto Group, LLC, a company controlled by Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned the company $2,500. The note is unsecured and is due on June 30, 2009, and bears interest at a rate of 20%. In July 2009, the note was extended until December 31, 2009. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 the Company recorded accrued interest of $377.

On August 4, 2009, Alicanto Group, LLC, a company controlled by Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned the company $3,700. The note is unsecured and is due on December 31, 2009 and bears interest at a rate of 20%. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 the Company recorded accrued interest of $302.

On October 13, 2009, Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned the company $275. The note is unsecured and is due on December 31, 2009 and bears interest at a rate of 20%. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 the Company recorded accrued interest of $14.

On November 13, 2009, Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned the company $3,000. The note is unsecured and is due on December 31, 2009 and bears interest at a rate of 20%. In January 2010, the note was extended until June 30, 2010. As of December 31, 2009 the Company recorded accrued interest of $151.

On February 11, 2010, Alicanto Group, LLC, a company controlled by Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned the Company $700.00. The note is unsecured and is due on June 30, 2010 and bears interest at a rate of 20%

On February 26, 2010, Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned the Company $250.00. The note is unsecured and is due on June 30, 2010 and bears interest at a rate of 20%

On March 17, 2010, Alicanto Group, LLC, a company controlled by Scott Silverman, our former President and Chairman, as well as our former director and shareholder, loaned the Company $950.00. The note is unsecured and is due on June 30, 2010 and bears interest at a rate of 20%.

Rebornne NZ

Related Parties Receivable

	03/31/2010	12/31/2009
Rebornne Trading Company Limited	$48,004	$-
Rebornne Dairy Dongying Company	126,539	64,113
	$174,543	$64,113

The Company and Rebornne Trading Company Limited have common shareholders, whereas the Company has an ownership interest in Rebornne Dairy Dongying Company. The amounts due from these related parties have no specific terms of repayment and are non-interest bearing.

Other

Dairy Global, the sole shareholder received $35,196 and $56,106 in remuneration from the Company and a wholly owned subsidiary for the years ended March 31, 2010 and March 31, 2009 respectively.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our directors and officers are indemnified as provided by the Florida Statutes and our Bylaws.  Pursuant to the provisions of the Florida Statutes, the Company shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Company shall be indemnified by the Company against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company. The Company shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the company, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law. Our bylaws also provide that we will indemnify our directors and officers from all liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their acting as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Webb & Company, P.A. (“Webb”) served as our independent auditor in connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008, and review of the subsequent interim period through May 28, 2010.  In connection with the Share Exchange, our board of directors recommended and approved the appointment of Samuel H. Wong & Co., LLP (“SHW”) as the independent auditor for the Company and Rebornne NZ.

During the fiscal years ended December 31, 2009 and 2008 and through the date hereof, neither us nor anyone acting on our behalf consulted SHW with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to us or oral advice was provided that SHW concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

For a more detailed discussion of our change in auditor, please refer to Item 4.01 below.

Item 3.02  Unregistered Sale of Equity Securities

Pursuant to the Exchange Agreement, on May 28, 2010, we issued an aggregate of 26,546,997 shares of common stock to the Rebornne NZ Shareholders, their designees or assigns, in exchange for 100% of the outstanding shares of Rebornne NZ.  In addition, we issued 750,000 shares for consulting services rendered and 40,000 shares for legal services rendered in connection with the Share Exchange transaction. Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

i.	On May 28, 2010, we dismissed Webb and Company, P.A. (“Webb”) as our independent registered public accounting firm. The Board of Directors of the Company approved such resignation on May 28, 2010.
ii.	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.
iii.
Webb’s reports on the financial statements of the Company for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv.
In connection with the audit and review of the financial statements of the Company through May 28, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Webb’s opinion to the subject matter of the disagreement.

v.
In connection with the audited financial statements of the Company for the years ended December 31, 2009 and 2008 and through May 28, 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi.
The Company provided Webb with a copy of this Current Report on Form 8-K and requested that Webb furnished it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from Webb, and a copy of such letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

i.
On May 28, 2010, the Board engaged Samuel H. Wong & Co., LLP (“SHW”) as the Company’s new independent registered public accounting firm. The decision to engage SHW was approved by the Company’s Board of Directors on May 28, 2010.

ii.
Prior to May 28, 2010, the Company did not consult with SHW regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2010, pursuant to the Exchange Agreement, the Board of Directors adopted a resolution by unanimous written consent changing its fiscal year end from December 31 to March 31. This change was made to be consistent with the fiscal year of Rebronne NZ, which is now our wholly-owned subsidiary and the operating company.

Item 5.06  Change In Shell Company Status.

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Share Exchange. As a result of the Share Exchange, Panacea became our wholly owned subsidiary and our main operational business.  Consequently, we believe that the Share Exchange has caused us to cease to be a shell company. For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01  Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of Rebornne NZ as of March 31, 2010 and 2009 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)  Pro Forma Financial Information.

None.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement by and between the Company, Rebornne NZ, and the Rebornne NZ Shareholders, dated May 28, 2010 (2)
3.1	Certificate of Incorporation (1)
3.2	By Laws (1)
16.1	Letter from Webb & Company, P.A., dated June 4, 2010 (2)
99.1	The Audited Consolidated Financial Statements of Rebornne New Zealand Limited as of March 31, 2010 and 2009 (2)

(1) Incorporated by reference to the Company’s registration statement on Form SB-2 filed with the Securities and Exchange Commission on November 7, 2003.
(2) Incorporated by reference to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

REBORNNE (USA) INC.

Date: July 6 , 2011	By:	/s/ Dairy Global
Dairy Global President, CEO, CFO and Chairman